SCHEDULE 2

             WORLDWIDE NETWORK OF SUBCUSTODIANS

COUNTRY               SUBCUSTODIAN

Argentina             Citibank, N.A.
Australia             National Australia Bank Limited
Austria               Bank Austria Creditanstalt AG
Bahrain               HSBC Bank Middle East
Bangladesh            The Hongkong and Shanghai Banking Corporation, Limited
Belgium               ING Belgium SA/NV
Benin                 Societe Generale de Banques en Cote d'lvoire
Bermuda               Bank of Bermuda Limited
Bolivia               Citibank, N.A.
Botswana              Barclays Bank of Botswana Ltd.
Brazil                BankBoston, N.A.
Bulgaria              ING Bank N.V.
Burkina Faso          Societe Generale de Banques en Cote d'lvoire
Canada                Royal Bank of Canada
Chile                 BankBoston, N.A.
China                 The Hongkong and Shanghai Banking Corporation, Shanghai
                      and Shenzhen
Colombia              Cititrust Colombia S.A.
Costa Rica            Banco BCT
Croatia               Privredna Banka Zabreb d.d.
Cyprus                Bank of Cyprus Ltd.
Czech Republic        Ceskoslovenska Obchodni Banka A.S.
Denmark               Danske Bank
Ecuador               Citibank, N.A.
Egypt                 Citibank, N.A.
Estonia               Hansabank, Ltd.
Euromarket            Clearstream Banking Luxembourg
Euromarket            Euroclear Bank
Finland               Nordea Bank Finland plc
France                BNP Paribas Securities Services/Credit Agricole Indosuez
Germany               Dresdner Bank AG
Ghana                 Barclays Bank of Ghana Ltd.
Greece                BNP Paribas Securities Services
Guinea Bissau         Societe Generale de Banques en Cote d'lvoire
Hong Kong             The Hongkong and Shanghai Banking Corporation, Limited
Hungary               HVB Bank Hungary Rt.
Iceland               Landsbanki Islands
India                 The Hongkong and Shanghai Banking Corporation, Limited
Indonesia             The Hongkong and Shanghai Banking Corporation, Limited
Ireland               AIB/BNY Trust Company Limited
Israel                Bank Leumi Le-Israel B.M.
Italy                 Banca Intesa/BNP Paribas Securities Services
Ivory Coast           Societe Generale de Banques en Cote d'lvoire - Abidjian
Jamaica               First Caribbean Trust & Merchant Bank Jamaica Ltd.
Japan                 The Bank of Tokyo-Mitsubishi Limited/
                      Mizuho Corporate Bank, Limited
Jordan                HSBC Bank Middle East
Kazakhstan            ABN/AMRO
Kenya                 Barclays Bank of Kenya Limited
Latvia                Hansabanka Limited
Lebanon               HSBC Bank Middle East
Lithuania             Vilniaus Bankas
Luxembourg            Banque et Caisse d'Epargne de L'Etat Luxembourg
Malaysia              HongKong Bank Malaysia Berhad
Mali                  Societe Generale de Banques en Cote d'lvoire
Malta                 HSBC Bank Malta p.l.c.
Mauritius             Hongkong and Shanghai Banking Corporation, Limited.
Mexico                Banco Nacional de Mexico
Morocco               Banque Commerciale du Maroc
Namibia               Stanbic Bank Namibia Limited
NASDAQ Europe         Banque Bruxelles Lambert
Netherlands           Fortis Bank (Nederland) N.V.
New Zealand           National Australia Bank Ltd.
Niger                 Societe Generale de Banques en Cote d'lvoire
Nigeria               Stanbic Bank Nigeria Limited
Norway                Den norske Bank ASA
Oman                  HSBC Bank Middle East
Pakistan              Standard Chartered Bank
Palestinian
 Autonomous Area      HSBC Bank Middle East, Ramallah
Panama                BankBoston, N.A.
Peru                  Citibank, N.A.
Philippines           The Hongkong and Shanghai Banking Corporation, Limited
Poland                Bank Handlowy w Warszawie S.A.
Portugal              Banco Comercial Portugues, S.A.
Qatar                 HSBC Bank Middle East, Doha
Romania               ING Bank Bucharest
Russia                Credit Suisse First Boston AO/
                      Vneshtorgbanke (MinFin Bonds only)
Senegal               Societe Generale de Banques en Cote d'lvoire
Singapore             United Overseas Bank Limited/
                      Development Bank of Singapore Ltd.
Slovak Republic       Ceskoslovenska Obchodni Banka, A.S. Bratislava
Slovenia              Bank Austria Creditanstalt d.d. Ljubljana
South Africa          Standard Corporate and Merchant Bank
South Korea           The Hongkong and Shanghai Banking Corporation, Limited
Spain                 Banco Bilbao Vizcaya Argentaria SA /
                      Banco Santander Central Hispano
Sri Lanka             The Hongkong and Shanghai Banking Corporation, Limited
Swaziland             Standard Bank Swaziland Limited
Sweden                Skandinaviska Enskilda Banken
Switzerland           Credit Suisse First Boston
Taiwan                The Hongkong and Shanghai Banking Corporation, Limited
Thailand              The Hong kong and Shanghai Banking Corporation, Limited
Togo                  Societe Generale de Banques en Cote d'lvoire
Trinidad & Tobago     Republic Bank Limited
Tunisia               Banque Internationale Arabe de Tunisie
Turkey                Turkye Garanti Bankasi A.S. (Garanti Bank)
U.A.E.                HSBC Bank Middle East, Dubai
Ukraine               ING Bank
United Kingdom        The Bank of New York/The Depository & Clearing Centre
United States         The Bank of New York
Uruguay               BankBoston, N.A.
Venezuela             Citibank, N.A.
Vietnam               The Hongkong and Shanghai Banking Corporation, Limited
Zambia                Barclays Bank of Zambia Limited
Zimbabwe              Barclays Bank of Zimbabwe Limited

                                                             REV. 5/20/03